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SERIES D PREFERRED STOCK                                           EXHIBIT 99.3

                         FIRST VALLEY BANK GROUP, INC.
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

  This proxy is for use at the Special Meeting (the "Meeting") of Shareholders of First Valley Bank Group, Inc. ("Valley") to be held at Rancho Viejo Country Club, 1 Rancho Viejo Drive, Rancho Viejo, Texas 78575-9740 at 9:00 a.m. on November 26, 1997, or at any adjournment or postponement thereof.

  Of the proposals being presented for approval at the Meeting that are described in the Notice of Meeting and the accompanying Proxy Statement-Prospectus, holders of the Series D Preferred Stock of Valley (the "Series D Preferred") are entitled to vote only on Proposals 1, 3, 4, 5, 6, 7, and 8. The shares of Series D Preferred which you are entitled to vote will be voted on these proposals as you specify on this proxy card.

IF NO CHOICE IS SPECIFIED FOR A GIVEN PROPOSAL, THIS PROXY WILL BE VOTED "FOR"
               PROPOSALS 1, 3, 4, 5, 6, 7, AND 8, RESPECTIVELY.

  By signing this proxy, you revoke all prior proxies and appoint Cleve T. Breedlove and John A. Calkins and each of them, with full power of substitution, to vote your shares as specified on this card and on any other business which may properly come before the Meeting or any adjournment thereof.

                       THE BOARD OF DIRECTORS RECOMMENDS
                A VOTE "FOR" PROPOSALS 1, 3, 4, 5, 6, 7, AND 8.

PROPOSAL 1
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  To approve the Agreement and Plan of Reorganization, as amended and restated, dated as of May 2, 1997 (the "Reorganization Agreement") between Valley and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of Norwest will merge with Valley and Valley will become a wholly-owned subsidiary of Norwest (the "Merger"), all upon the terms and subject to the conditions set forth in the Reorganization Agreement, and the Merger Agreement, copies of which are included as Appendix A and Appendix B, respectively, to the Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of Valley as may be necessary or appropriate to carry out the intent and purposes of the Merger.

                         FOR [_] AGAINST [_] ABSTAIN [_]

PROPOSAL 3
----------

  To amend the Statement of Resolution Establishing the Series of Preferred Stock governing the Series D Preferred to convert the shares of the Series D Preferred into shares of Valley's common stock immediately prior to the Merger, a copy of which is included as Appendix C to the Proxy Statement-Prospectus; and to authorize such further action by the board of directors and officers of Valley as be necessary or appropriate to carry out the intent and purposes of such amendment.

                         FOR [_] AGAINST [_] ABSTAIN [_]

                           PROPOSALS 4 THROUGH 8 --

            PLEASE NOTE: INTERNAL REVENUE CODE REGULATIONS REQUIRE
    THE AUTHORIZED REPRESENTATIVE OF A VALLEY SHAREHOLDER WHO IS AN ENTITY
 TO MAKE CERTAIN REPRESENTATIONS TO VALLEY IN CONNECTION WITH APPROVING ANY OF
        PROPOSALS 4 THROUGH 8. SEE THE REVERSE SIDE OF THIS PROXY CARD.

PROPOSAL 4
----------

  To approve certain payments described in the Proxy Statement-Prospectus to be made to Cleve T. Breedlove under Valley's Incentive Compensation Plan.

                         FOR [_] AGAINST [_] ABSTAIN [_]

          (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)
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PROPOSAL 5
----------

  To approve certain payments described in the Proxy Statement-Prospectus to be made to John A. Calkins under Valley's Incentive Compensation Plan.

                        FOR [_] AGAINST [_] ABSTAIN [_]

PROPOSAL 6
----------

  To approve certain payments described in the Proxy Statement-Prospectus to be made to Gary L. Kimberling under Valley's Incentive Compensation Plan.

                        FOR [_] AGAINST [_] ABSTAIN [_]

PROPOSAL 7
----------

  To approve certain payments described in the Proxy Statement-Prospectus to be made to James Manatt under Valley's Incentive Compensation Plan.

                        FOR [_] AGAINST [_] ABSTAIN [_]

PROPOSAL 8
----------

  To approve certain payments described in the Proxy Statement-Prospectus to be made to C. Michael Scott under Valley's Incentive Compensation Plan.

                        FOR [_] AGAINST [_] ABSTAIN [_]

  ANY AUTHORIZED REPRESENTATIVE OF A VALLEY SHAREHOLDER THAT IS A CORPORATION, PARTNERSHIP, TRUST, ESTATE, OR OTHER ENTITY WHO VOTED "FOR" ANY ONE OR MORE OF PROPOSALS 4, 5, 6, 7, OR 8 SHOULD READ THE FOLLOWING STATEMENTS CAREFULLY BEFORE SIGNING THIS PROXY CARD:

  If you are a person authorized to vote the shares of Valley Common Stock held by a corporation, partnership, trust, estate, or other entity on behalf of such entity with respect to Proposals 4, 5, 6, 7, or 8 listed above, then by signing this proxy card where indicated below, you are representing to Valley on behalf of such entity and in connection with each vote "FOR" Proposals 4, 5, 6, 7, or 8, that one or more of the following statements are true: (1) the entity owns (directly or indirectly) one percent (1%) or less of the outstanding stock of Valley (by value) or (2) the total value of the stock of Valley owned (directly and indirectly) by the entity is less than one-third (by value) of the assets of the entity; or (3) the Valley stock held by the entity is one-third or more of its assets, but (a) each such proposal has been approved by those persons who hold, as of September 22, 1997, the record date for the Meeting, more than 75% of the voting power of the entity, and (b) the entity's stock and the stock of any member of an affiliated group of which the entity is a member is not readily tradable on an established securities market or otherwise.

                                       Dated:                            , 1997
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                                       ---------------------------------------
                                       Signature

                                       ---------------------------------------
                                       Signature

                                       Please sign exactly as your name
                                       appears on this card. In the case of
                                       joint owners, each should sign. If
                                       signing as executor, trustee,
                                       guardian, or in any other
                                       representative capacity or as an
                                       officer of a corporation, please
                                       indicate your full title as such.

                    THIS PROXY IS SOLICITED ON BEHALF OF
                       THE BOARD OF DIRECTORS OF VALLEY